Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2004, (except for Note 16, as to which the date is December 16, 2004), in the registration statement (Form F-3) of Aladdin Knowledge Systems Ltd. for the registration of 2,990,000 of its ordinary shares

/s/ KOST FORER GABBAY AND KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel February 14, 2005